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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                     NAME                                STATE OF INCORPORATION
            ----------------------                       ----------------------
         Cash Registers, Incorporated                            Kentucky
         Automated Retail Systems, Inc.                          Washington
         Smyth Systems, Inc.                                     Delaware
         Pacific Merger Corp.                                    Delaware